Exhibit 10.13

EXECUTION COPY

DIRECTOR INDEMNIFICATION AGREEMENT

This DIRECTOR INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2010, between Bankrate, Inc., a Florida corporation (“Bankrate”), BEN Holdings, Inc., a Delaware corporation (“Holdings” and together with Bankrate, the “Companies”), and              (“Indemnitee”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 1 hereof.

WHEREAS, it is essential to the Companies that they be able to retain and attract as directors the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for companies to attract and retain such persons;

WHEREAS, the Companies desire to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to any of the Companies’ certificate of incorporation or revocation of any provision of any of the Companies’ by-laws or any change in the ownership of any of the Companies or the composition of their respective boards of directors (each such board of directors, the “Board of Directors”)); and

WHEREAS, the indemnification rights provided to the Indemnitee pursuant to this Agreement are in addition to any rights for indemnification provided to the Indemnitee pursuant to the Companies’ certificates of incorporation, by-laws and any resolutions adopted pursuant thereto and to any indemnification rights to which Indemnitee may be entitled under the Delaware General Corporation Law (“DGCL”) or the Florida Business Corporation Act (“FBCA”) as applicable.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Companies and Indemnitee do hereby covenant and agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Apax Fund” shall mean each of Apax US VII, L.P., Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-I, L.P., each of their respective direct or indirect controlling affiliates and the nominees, advisory and investment management entities of such Persons.

(b) “Company Status” describes the status of a person who is or was a director, officer, manager, employee, agent or fiduciary of any of the Companies or of any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of any of the Companies as a manager, director, officer, employee, agent or fiduciary.

(c) “Enterprise” shall mean the Companies and any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of any of the Companies as a manager, director, officer, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery, in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

(e) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity and a governmental entity or any department, agency or political subdivision thereof.

(f) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by, against or in the right of any of the Companies or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer, director, employee or agent of any of the Companies, by reason of any action taken by him or of any inaction on his part while acting as an officer, director, employee or agent of any of the Companies, or by reason of the fact that he is or was serving at the request of any of the Companies as a director, officer, employee, agent or fiduciary of another Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.

2. Agreement to Indemnify. The Companies hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time, as follows:

(a) Subject to the exceptions contained in Section l0(a)(iv) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of any of the Companies) by reason of Indemnitee’s Company Status, Indemnitee shall be indemnified by the Companies against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein.

(b) Subject to the exceptions contained in Section 10(a)(v) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of any of the Companies to procure a judgment in its favor by reason of Indemnitee’s Company Status, Indemnitee shall be indemnified by the Companies against all Expenses incurred or paid by the Indemnitee in connection with such Proceedings.

(c) In consideration for the Apax Funds designation of its partners and employees as members of the Companies’ Board of Directors, if any Apax Fund is, or is threatened to be made, a party to or a participant in any Proceeding, then to the extent the Apax Fund’s involvement in the Proceeding arises in whole or in part or directly or indirectly from the Indemnitee’s service to any of the Companies as an officer or director of such Company, the Apax Fund shall be entitled to all of the indemnification rights and remedies, and shall to the extent indemnified hereunder, undertake the obligations of the Indemnitee, under this Agreement to the same extent as Indemnitee and to the same extent as if such Apax Fund was a party hereto. Each Apax Fund is an intended third party beneficiary under this Agreement.

3. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Company Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Companies shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

4. Contribution.

(a) Whether or not the indemnification provided in Section 2 hereof is available, in respect of any Proceeding in which any of the Companies is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Companies shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Companies hereby irrevocably waive and relinquish any right of contribution they may have against Indemnitee. The Companies shall not enter into any settlement of any Proceeding in which the Companies are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Companies set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Companies are jointly liable with Indemnitee (or would be if joined in such Proceeding), the Companies shall promptly (but no later than five (5) days from receiving Indemnitee’s request for reimbursement) reimburse Indemnitee for such amount paid by Indemnitee.

(c) The Companies hereby agree to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by directors,

officers, employees or other agents or representatives of the Companies, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses (to the maximum extent permitted), in connection with any claim relating to an indemnifiable event under this Agreement.

5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Company Status, a witness, or is asked to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

6. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Companies shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Company Status within 30 days after the receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee (which shall be presumed to be reasonable) and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest free.

7. Procedures for Making an Indemnification Claim. To obtain indemnification under this Agreement, Indemnitee shall submit to the Companies a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of each of the Companies shall, promptly upon receipt of such a request for indemnification, advise such Company’s Board of Directors in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Companies, or to provide such a request in a timely fashion, shall not relieve the Companies of any liability that they may have to Indemnitee. Any indemnification claim made by the Indemnitee pursuant to this Agreement shall be paid by the Companies within 30 days after the Companies’ receipt of Indemnitee’s request for indemnification pursuant to this Agreement.

8. Remedies of Indemnitee.

(a) In the event that any of the Companies breaches any of its obligations pursuant to this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. The Companies shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that any of the Companies determined that Indemnitee is not entitled to indemnification pursuant to this Agreement, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of such Company’s adverse determination.

(c) If any of the Companies has determined that Indemnitee is entitled to indemnification pursuant to this Agreement, such Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance (and within 30 days following the Indemnitee’s written request to the Companies), any and all Expenses actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Companies shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Companies are bound by all the provisions of this Agreement.

(f) In any judicial proceedings brought pursuant to this Section 8, the Companies shall have the burden of proving that the Indemnitee is not entitled to payment of indemnification and/or Expenses pursuant to this Agreement.

9. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification.

(a) The rights of indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation or the bylaws of any of the Companies, or the certificate of incorporation (or any similar governing documents) of any subsidiary of any of the Companies or any Apax Fund, any other agreement, a vote of stockholders, a resolution of directors or otherwise, of any of the Companies, any of its subsidiaries or any Apax Fund. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Company Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL or the FBCA (as applicable), whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the certificate of incorporation of any of the Companies, the by-laws of any of the Companies and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that any of the Companies maintains an insurance policy or policies providing liability insurance for directors, managers, officers, employees, or agents or fiduciaries of such Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, any of the Companies has director and officer liability insurance in effect, such Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. Such Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) Each of the Companies hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by the Apax Funds. Each of the Companies hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Apax Funds to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the certificate of incorporation and the by-laws of such Company (or any other agreement between such Company and Indemnitee), without regard to any rights Indemnitee may have against the Apax Funds, and, (iii) that it irrevocably waives, relinquishes and releases the Apax Funds from any and all claims against the Apax Funds for contribution, subrogation or any other recovery of any kind in respect thereof. Each of the Companies further agrees that no advancement or payment by any Apax Fund on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Companies shall affect the foregoing and such Apax Fund shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Companies. For the avoidance of doubt, the Companies and Indemnitee agree that each Apax Fund is an express third party beneficiary of the terms of this Section 9(c).

(d) Except as provided in Section 9(c) above, in the event of any payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Apax Funds or their insurers), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to bring suit to enforce such rights.

10. Exception to Right of Indemnification.

(a) Notwithstanding any provision in this Agreement, the Companies shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(i) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; provided, that the foregoing shall not affect the rights of Indemnitee or the Apax Funds set forth in Section 9(c) above; or

(ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of any of the Companies within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(iii) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against any of the Companies or its directors, officers, employees, agents, representatives or other indemnitees, unless (A) the Board of Directors of such Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (B) such Company provides the indemnification, in its sole discretion, pursuant to the powers vested in such Company under applicable law, or (C) such Proceeding is initiated by Indemnitee to enforce Indemnitee’ s rights under this Agreement; or

(iv) if indemnification is requested under Section 2(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of such Company and, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or

(v) if indemnification is requested under Section 2(b) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of such Company, Indemnitee shall not be entitled to payment of Expenses hereunder unless the court in which such Proceeding was brought shall determine upon application that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

(b) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, managers, officers, employees, agents or representatives of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, manager, officer, employee, agent or representative of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 10(b) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the applicable Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the applicable Company or, solely with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

11. Duration of Agreement; Successors and Assigns; Claims against Indemnitee.

(a) All agreements and obligations of the Companies contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of any of the Companies and/or the applicable Enterprise and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 9 hereof) by reason of his Company Status, whether or not he is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the applicable Company), assigns, spouses, heirs, executors and personal and legal representatives.

(b) No legal action shall be brought and no cause of action shall be asserted by or in the right of the Companies against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Companies shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2)-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

12. Security. To the extent requested by Indemnitee and approved by the Board of Directors of the Companies, the Companies may at any time and from time to time provide security to Indemnitee for each of the Companies’ obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

13. Enforcement; Entire Agreement.

(a) Each of the Companies expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee or agent of such Company, and each of the Companies acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of such Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

16. Notice by Indemnitee. Indemnitee agrees to notify the Companies in writing promptly upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Companies shall not relieve any of the Companies of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices such Company.

17. Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient if telecopied before 5:00 p.m. New York, New York time on a business day, and otherwise on the next business day, or (c) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid). All communications shall be sent:

(a)	To Indemnitee at the address set forth below Indemnitee signature hereto.

(b)	To the Companies at:

Bankrate, Inc.
11760 U.S. Highway One, Suite 200
North Palm Beach, Florida 33408
Attention: Chief Executive Officer
Facsimile: (917) 368-8611

and

BEN Holdings, Inc.
c/o Apax Partners, L.P.
601 Lexington Avenue
New York, New York 10022
Attention: Mitch Truwit
Facsimile No.: (212) 646-7242

with a copy (which shall not constitute notice to Companies) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Kirk A. Radke and Kim Taylor
Facsimile: (212) 446-6460

or to such other address as may have been furnished to Indemnitee by any of the Companies or to any of the Companies by Indemnitee, as the case may be.

18. Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of a facsimile or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

19. Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

20. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the Companies and Indemnitee hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail to such party’s address set forth Section 17 or such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

21. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANIES) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

22. Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

23. Joint and Several Obligations. The obligations of Holdings and Bankrate under this Agreement shall be joint and several.

24. Assignment. Except as otherwise set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto, without the prior written consent of all of the other parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Director Indemnification Agreement on and as of the day and year first above written.

COMPANY

BEN HOLDINGS, INC.

By:
Name:
Tittle:

Signature page in Director Indemnification Agreement

COMPANY

BANKRATE, INC.

By:
Name:
Tittle:

Signature page in Director Indemnification Agreement

INDEMNITEE

Name:

Address:

Signature page to Director Indemnification Agreement